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                                                                     EXHIBIT 3.2

                          CERTIFICATE OF DOMESTICATION

                                       OF

                          IDENIX PHARMACEUTICALS, INC.



It is hereby certified that:

     1. Idenix Pharmaceuticals, Inc. (hereinafter called the "corporation") was first formed, incorporated, or otherwise came into being on May 1, 1998 in the jurisdiction of the Cayman Islands.

     2. The name of the corporation immediately prior to the filing of this certificate of domestication pursuant to the provisions of Section 388 of the General Corporation Law of the State of Delaware is Idenix Pharmaceuticals, Inc.

     3. The name of the corporation as set forth in its certificate of incorporation to be filed concomitantly with this certificate of domestication in accordance with subsection (b) of Section 388 of the General Corporation Law of the State of Delaware is Idenix Pharmaceuticals, Inc.

     4. The jurisdiction that constituted the seat, siege social, or principal place of business or central administration of the corporation, or other equivalent thereto under applicable law immediately prior to the filing of this certificate of domestication pursuant to the provisions of Section 388 of the General Corporation Law of the State of Delaware is the jurisdiction of the Cayman Islands.

     5. The undersigned is a corporation, officer, director, trustee, manager, partner, or other person performing functions equivalent to those of an officer or director, however named or described, and is authorized to sign this certificate of domestication on behalf of the corporation.

     6. This certificate of domestication shall be effective at 9:00 a.m. on May 30, 2002.



Dated:  May 30, 2002                         /s/ Jean-Pierre Sommadossi
                                             -----------------------------------
                                             Jean Pierre-Sommadossi
                                             Chief Executive Officer,
                                             Idenix Pharmaceuticals, Inc.